UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015 (May 20, 2015)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

505 Huntmar Park Drive, Suite 325

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 865-0700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2015, HC2 Holdings, Inc. (the “Company”) entered into an agreement with Michael Sena, 42, pursuant to which it is anticipated that he will be employed as the Chief Financial Officer of the Company (the “Sena Agreement”).

Mr. Sena has been the Senior Vice President and Chief Accounting Officer of HRG Group, Inc. since October 2014, and had previously served as the Vice President and Chief Accounting Officer, from November 2012 to October 2014. Mr. Sena was also the Vice President and Chief Accounting Officer of Zap.Com, a subsidiary of HRG Group, Inc., and has served as a director of Zap.Com since December 2014. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that, Mr. Sena held various positions with PricewaterhouseCoopers, LLP. Mr. Sena is a Certified Public Accountant and holds a B.S. in Accounting from Syracuse University.

In connection with Mr. Sena’s appointment as the Company’s Chief Financial Officer, Mesfin Demise, the current Chief Financial Officer, Controller and Treasurer will step down from his current position, effective as of Mr. Sena commencing employment with the Company, and remain with the Company as the Chief Financial Officer of the Company’s wholly-owned subsidiary, PTGi International Carrier Services, Inc. (“ICS”). In connection therewith, ICS entered into a letter agreement with Mr. Demise, dated as of May 20, 2015 (the “Demise Agreement”), pursuant to which Mr. Demise agreed to serve, and the Company agreed to appoint Mr. Demise, as the Chief Financial Officer of ICS. The Demise Agreement provides that Mr. Demise will be employed by ICS “at will” and contains the following key terms:

•	Base Salary: Mr. Demise will continue receive an annual base salary of $165,000.

•	Discretionary Bonus: Mr. Demise is eligible to receive a discretionary annual cash bonus.

•	Severance: If Mr. Demise is terminated “without cause” (as defined in the Demise Agreement”) then Mr. Demise will receive six (6) months of his then-current annual base salary.

The Sena Agreement provides that Mr. Sena will be employed by the Company “at will” and contains the following key terms:

•	Base Salary: Mr. Sena will receive an annual base salary of $300,000.

•	Sign-On Bonus: Mr. Sena will receive a sign-on cash bonus of $150,000 which shall be payable within the first six months of employment with the Company.

•	Bonus: Mr. Sena will receive an annual bonus which shall consist of the following: (i) a minimum cash bonus of $150,000, during his first two years of employment (“Minimum Bonus”), and (ii) a target equity bonus of $150,000, which shall be at the discretion of the Compensation Committee of the Company.

•	Initial Equity Grants: Mr. Sena is entitled to receive restricted stock pursuant to the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “Plan”) in the amount of $957,000 (“Initial Equity Grants”), of which 43% of such restricted stock shall vest on November 30, 2015, 40% of such restricted stock shall vest on November 30, 2016, and the remainder shall vest on November 30, 2017.

The terms of the Plan are disclosed in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 30, 2014 (“Proxy Statement”).

•	Benefits and Perquisites: Mr. Sena is entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position.

•	Business Expense Reimbursement: Mr. Sena is entitled to reimbursement for reasonable and properly documented business expenses.

•	Severance: In the event of Mr. Sena’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, the Minimum Bonus, the Initial Equity Grants, any earned but unpaid discretionary bonus and severance benefits under applicable plans and policies of the Company in effect at the time of termination; provided, however, that in the event Mr. Sena is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Sena Agreement), Mr. Sena will not be entitled to any earned but unpaid discretionary bonus, the Minimum Bonus or the Initial Equity Grants.

The Sena Agreement also contains customary non-competition, non-solicitation, confidentiality and non-disparagement provisions binding on Mr. Sena.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc.
(Registrant)

Date: May 27, 2015	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	General Counsel & Corp. Secretary